UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2026

Deep Fission, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56407	87-4265302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Addison St., Suite 300 Berkeley, California (Address of principal executive offices)	94704 (Zip Code)

Registrant’s telephone number, including area code: (707) 400-0778

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FISN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 23, 2026, the Board of Directors (the “Board”) of Deep Fission, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), modified the Company’s Non-Employee Director Compensation Policy as follows, to better align the compensation provided with market practice:

•	Increased the value of the annual equity award to $175,000;

•	Increased the value of the initial award provided to newly appointed directors to $350,000;

•	Increased retainers for the chairs of committees to $25,000 for the Audit Committee of the Board (the “Audit Committee”) and $15,000 for the Compensation Committee and the Nominating and Corporate Governance Committee of the Board (the “NomGov Committee”); and

•	Added retainers for committee members in the amount of $10,000 for the Audit Committee, $7,500 for the Compensation Committee and $5,000 for the NomGov Committee.

The Board and the Compensation Committee also approved an additional retainer for an independent chair of the Board or for a lead independent director, as applicable, in the event that an independent chair or lead independent director is appointed.

All incremental amounts provided under the modified policy will be provided entirely through additional grants of restricted stock units, subject to a one-year vesting condition, until otherwise determined by the Board or the Compensation Committee.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Non-Employee Director Compensation Policy (as amended)
104	Cover Page Interactive Data File (Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP FISSION, INC.

Date: July 29, 2026	/s/ Jon Gordon
Jon Gordon
General Counsel & Secretary